Summer Infant, Inc. Reports Fourth Quarter and Full Year 2011 Results

WOONSOCKET, RI -- (Marketwire - February 28, 2012) - Summer Infant, Inc. ("Summer Infant" or the "Company") (NASDAQ: SUMR), a leading developer and distributor of juvenile health, safety, and wellness products, today announced financial results for the fourth quarter and full year ended December 31, 2011.

Fourth quarter GAAP results in 2011 and 2010 include certain items that affect the comparability between the two periods.

Fourth quarter 2011 non-GAAP results exclude the following, which totals $2.3 million of expense:

  $1.5 million related to the settlement of a lawsuit, all of which was recognized in the fourth quarter (this expense is included in "Deal-related fees and other expenses" in the Statement of Operations);
  $0.8 million in severance costs, all of which was recognized in the fourth quarter.

Fourth Quarter non-GAAP 2010 results exclude the following, which totals $1.5 million of expense:

  $1.2 million charge associated with the discontinuance of the Company's fashion bedding division;
  $0.3 million charge associated with re-labeling video monitors with new warning labels;
  $0.4 million in severance costs;
  $0.7 million charge associated with sleep positioner returns;
  $0.7 million related to warehouse closures;
  $1.8 million gain associated with the early settlement of a long-term liability.

All results are reported in U.S. GAAP, except as noted. A discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included in the narrative below. Also please see the "Reconciliation of GAAP Measures to Non-GAAP Measures" table at the end of this release for more details.

Fourth Quarter 2011 Results

Net revenues in the fourth quarter of 2011 increased 8.4% to $55.4 million from $51.1 million in the fourth quarter of 2010, as a result of the Company's continuing efforts to diversify its product offering and expand its shelf space with new and existing customers, partially offset by lower than expected consumer purchases of our products, including our new PRODIGY™ Car Seat and Travel System, reduced inventory levels at our retail customers, and delays in shipment of new products, including our PEEK™ Internet-Based monitor system.

Gross profit totaled $19.5 million in the fourth quarter of 2011 compared to $16.1 million in the fourth quarter of 2010. Excluding the aforementioned charges, fourth quarter 2010 adjusted gross profit was $18.0 million. Gross margin in the fourth quarter of 2011 was 35.2%, equal to adjusted gross margin of 35.2% in the fourth quarter of 2010.

Selling, general and administrative ("SG&A") expenses were $15.5 million in the fourth quarter of 2011, compared to $15.0 million in the fourth quarter of 2010. Excluding the aforementioned charges, adjusted SG&A expenses were $14.7 million, or 26.7% of net sales in the fourth quarter of 2011, and $13.6 million, or 26.6% of net sales in the fourth quarter 2010.

The Company agreed to a proposed settlement in January 2012 for a purported class action lawsuit that was initially filed in October 2009. The plaintiffs alleged that the retail packaging of certain video monitor products did not disclose that the signals could be viewed outside the consumer's home, even though it was disclosed in the instructions accompanying the product. The Company believes that the claims are without merit, but due to the uncertainty associated with the ultimate resolution to the suit, in addition to the legal costs that would be incurred in a protracted legal case, it decided to enter into a proposed settlement. The settlement calls for a total payment of $1.7 million, of which $1.2 million is the responsibility of the Company, with the balance to be covered under existing insurance policies. The Company recorded total expenses of $1.5 million related to the case, which includes the $1.2 million settlement, plus legal and other internal costs.

The Company reported net loss of ($0.4) million in the fourth quarter of 2011 with a diluted loss per share of ($0.02), compared to net income of $0.6 million, or $0.03 per diluted share, in the fourth quarter of 2010. The tax provision in 2011 for the full year was 24.4%, which generated a tax liability of approximately $11,000 in the fourth quarter of 2011. On a non-GAAP basis, after excluding the aforementioned charges, the Company's fourth quarter 2011 adjusted net income was $1.5 million, or $0.08 per diluted share compared to 2010 adjusted net income of $1.7 million, or $0.10 per diluted share.

Non-GAAP adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense, and $2.3 million relating to the aforementioned charges), increased 6.6% to $4.7 million in the fourth quarter of 2011 from $4.4 million in the fourth quarter of 2010. Adjusted EBITDA for the fourth quarter of 2010 consisted of earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense, and $1.5 million related to the aforementioned charges. Adjusted EBITDA margin in the fourth quarter of 2011 was 8.5%, compared to 8.6% in the fourth quarter of 2010.

Jason Macari, Chairman and Chief Executive Officer of Summer Infant, commented, "Our fourth quarter operating performance, while below our expectations, should not detract from what was a productive year for Summer Infant. In 2011, we executed several initiatives that strengthened our operating platform and better positioned the Company for the long-term. Strategically, we acquired BornFree, giving us an immediate and sizeable presence in the high margin feeding category. We also introduced many compelling new products in our existing categories that increased our importance to retailers and led to additional shelf space. Operationally, we consolidated our distribution centers to drive efficiency and generate additional savings while also enacting other supply chain improvements to help offset inflationary costs. Financially, we grew sales more than 20% in what turned out to be a challenging retail environment for our industry."

Full Year 2011 Results

Note that for the twelve months ended December 31, 2011, the non-GAAP results described below exclude $0.8 million of charges related to gross profit, $1.8 million of charges related to SG&A, $1.4 million of deal-related charges related to the BornFree acquisition, and $1.5 million related to the settlement of a lawsuit, as detailed in this and previous quarterly releases in 2011. These charges are all specified on the "Reconciliation of GAAP Measures to Non-GAAP Measures" in the table that accompanies this release.

For the twelve months ended December 31, 2011, net revenues increased 22.5% to $238.2 million, compared to $194.5 million in 2010. Adjusted gross profit, which excludes the impact from the aforementioned charges, increased 15.1% to $82.1 million in 2011 compared to non-GAAP gross profit $71.4 million in 2010. Adjusted gross margin was 34.5%, compared with 36.7% in fiscal 2010. Adjusted SG&A, which excludes the impact of the aforementioned charges, was $61.2 million, or 25.7% of net revenues in 2011, compared to adjusted SG&A of $53.0 million, or 27.3% of net revenues a year ago.

Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense, deal-related fees, lawsuit settlement, and $2.6 million related to the other aforementioned charges) in the twelve months ended December 31, 2011 was $20.9 million, or 8.8% of net revenues, compared to $18.3 million, or 9.4% of net revenues, in 2010. Adjusted EBITDA for 2010 consisted of earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation expense, and $1.5 million related to the aforementioned charges. Net income in fiscal 2011 was $3.8 million, or $0.21 per diluted share, compared to $6.6 million, or $0.40 per diluted share, in 2010. Excluding the $5.5 million of net charges noted above, adjusted net income for fiscal 2011 was $8.0 million, or $0.45 per diluted share, compared to $7.7 million, or $0.47 per diluted share, in 2010. 2010 adjusted net income excludes $1.5 million of charges noted previously.

Balance Sheet

As of December 31, 2011, the Company had approximately $1.2 million of cash and $63.2 million of debt for a net debt balance of $62.0 million; this is approximately equal to the September 30, 2011 net debt position.

Outlook

"We are excited to begin a new year and put the difficult challenges of 2011 behind us," continued Mr. Macari. "The retail environment remains choppy but trends have improved since the fourth quarter. At the same time, 2012 margin comparisons are expected to be favorable to prior year, as input cost pressures have stabilized. And perhaps most importantly, our product pipeline is stronger than ever with several innovative new items coming to market. This includes a re-launching of the BornFree product line, the second quarter introduction of our highly innovative PEEK™ Monitoring System, and a re-launch of our award winning PRODIGY™ Car Seat and Travel System, to name a few. Based on our increased shelf space and retailer commitments, we are cautiously optimistic we can deliver on our stated annual target of double digit percentage sales growth and 15 to 20% diluted earnings per share growth in 2012. We are focused on managing this business for the long-term. Therefore, to take the emphasis off our short-term performance we do not plan to update our outlook during the year unless there is a material change from our initial projections."

Conference Call Information

Summer Infant, Inc. will host a conference call today, Tuesday, February 28, 2012 at 8:30 a.m. Eastern Time, to discuss financial results for its fourth quarter and full year ended December 31, 2011. This call is being webcast and can be accessed by visiting the Investor section of our website at www.summerinfant.com. Investors may also listen to the call via telephone by dialing (719) 325-2392 (confirmation code: 4077661). In addition, a telephone replay will be available by dialing (858) 384-5517 (confirmation code: 4077661) through March 13, 2012, at 11:59 p.m. Eastern Time.

About Summer Infant, Inc.

Based in Woonsocket, Rhode Island, the Company is a designer, marketer and distributor of branded durable juvenile health, safety and wellness products (for ages 0-3 years), which are sold principally to large U.S. retailers. The Company currently sells proprietary products in a number of different categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, nursery products, booster and potty seats, swaddling blankets, bouncers, travel accessories, highchairs, swings, nursery furniture, infant feeding items, and car seats.

Use of Non-GAAP Financial Information

This release contains presentations of non-GAAP financial measures, including adjusted EBITDA (defined as income before interest and taxes plus depreciation, amortization, non-cash stock-based compensation expense, deal fees, and certain charges and gains) and adjusted net income before taxes. The Company believes that the presentation of non-GAAP financial measures provides useful information to investors as it indicates more clearly the ability of the Company's assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. Non-GAAP adjusted EBITDA is commonly used as a measure of leverage capacity, debt service ability and liquidity. Non-GAAP adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from Non-GAAP adjusted EBITDA are significant components in understanding and assessing our financial performance. Non-GAAP adjusted EBITDA should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. The Company provides reconciliations of Non-GAAP adjusted EBITDA and other non-GAAP financial measures in its press releases of historical performance. Since Non-GAAP adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Non-GAAP adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

Certain statements in this release that are not historical fact may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believes," "estimate" and similar expressions. These include statements regarding our outlook for 2012, expected market demand for our products, our ability to successfully launch new products, and expected cost pressures. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the concentration of the Company's business with retail customers; the ability of the Company to compete in its industry; the Company's dependence on key personnel; the Company's reliance on foreign suppliers; the Company's ability to develop and market new products, the Company's ability to integrate strategic acquisitions; and other risks as detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this presentation.

                            Summer Infant, Inc.
             Consolidated Statements of Operations (unaudited)
                (amounts in thousands except per share data)

                                Three Months Ended     Twelve Months Ended
                                   December 31,            December 31,
                                 2011        2010        2011        2010
                              ---------   ---------   ---------   ---------

Net revenues                  $  55,369   $  51,086   $ 238,172   $ 194,485
Cost of goods sold               35,892      34,972     156,787     124,994
                              ---------   ---------   ---------   ---------
  Gross profit                   19,477      16,114      81,385      69,491
Selling, general, and
 administrative expenses         15,542      14,976      63,084      54,444
Gain on settlement of long-
 term liability                       0      (1,770)          0      (1,770)
Depreciation and
 amortization                     1,731       1,487       6,377       5,384
Deal-related fees and other
 expenses                         1,501           0       2,916           0
Non-cash stock-based
 compensation expense               350         559       1,187       1,057
                              ---------   ---------   ---------   ---------
  Income before interest            353         862       7,821      10,376
Interest expense                   (694)       (599)     (2,790)     (1,734)
                              ---------   ---------   ---------   ---------
  Income before taxes         $    (341)  $     263   $   5,031   $   8,642
Provision for income taxes           11        (291)      1,220       2,055
                              ---------   ---------   ---------   ---------
  Net income                  $    (352)  $     554   $   3,811   $   6,587
                              =========   =========   =========   =========

Earnings (Loss) per diluted
 share                        $   (0.02)  $    0.03   $    0.21   $    0.40

Shares used in fully diluted
 EPS                             18,108      16,517      17,821      16,409

See "Reconciliation of GAAP Measures to Non-GAAP Measures" for additional details on the Statement of Operations.

                             Summer Infant, Inc.
                         Consolidated Balance Sheets
                           (amounts in thousands)

                                        December 31, 2011  December 31, 2010

Cash and cash equivalents               $           1,215  $           1,138
Trade receivables, net                             47,670             46,693
Inventory, net                                     50,014             45,853
Property and equipment, net                        17,682             14,958
Goodwill and other intangibles                     91,953             65,120
Other assets                                        4,381              4,233
                                        -----------------  -----------------
   Total assets                         $         212,915  $         177,995
                                        =================  =================

Current portion of long-term debt       $             736  $           1,256
Accounts payable, accrued expenses and
 other liabilities                                 55,798             48,315
Long term debt, less current portion               62,479             51,963
                                        -----------------  -----------------
   Total liabilities                              119,013            101,534

Total stockholders' equity                         93,902             76,461
                                        -----------------  -----------------
    Total liabilities and
     stockholders' equity               $         212,915  $         177,995
                                        =================  =================

                             Summer Infant, Inc.
            Reconciliation of GAAP Measures to Non-GAAP Measures
               (In thousands, except share and per share data)
                                 (Unaudited)

The Company prepares and reports its financial statements in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors the operating performance of its business using non-GAAP metrics similar to those below. These non-GAAP measures exclude the effects of the charges related to re-labeling video monitors, warehouse closing costs, charges related to Hurricane Irene, deal-related fees and transition costs related to the BornFree acquisition, additional duties owed to Customs, and the Breathable Baby lawsuit for the three and twelve months ended December 31, 2011. In management's opinion, these non-GAAP measures are important indicators of the continuing operations of our business and provide better comparability between reporting periods because they exclude items that may not be indicative of current period results and provide a better baseline for analyzing trends in our operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader's understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.

Non-GAAP Reconciliations

                3 months       3 months       12 months      12 months
                 ended          ended           ended          ended
                December       December        December       December
                31, 2011       31, 2010        31, 2011       31, 2010
               ---------      ---------       ---------      ---------
GAAP gross
 profit           19,477         16,114          81,385         69,491
  Charges
   related to
   customs
   issue                                            500  (1)
  Charges
   related to
   Hurricane
   Irene                                            115  (5)
  Charges
   related to
   intellectual
   property
   dispute                                          150  (2)
  Charges
   related to
   sleep
   positioners                      712   (9)                      712   (9)
  Charges
   related to
   fashion
   bedding
   discontinu-
   ance                             865  (10)                      865  (10)
  Charges
   related to
   monitor re-
   labeling                         297   (3)                      297   (3)
               ---------      ---------       ---------      ---------
Non-GAAP gross
 profit           19,477         17,988          82,150         71,365
               =========      =========       =========      =========
  As % of Net
   Sales           35.18%         35.21%          34.49%         36.69%

GAAP selling,
 general and
 administrative
 expense          15,542         14,976          63,084         54,444
  Charges
   related to
   intellectual
   property
   dispute                                         (199) (2)
  Charges
   related to
   Hurricane
   Irene                                           (170) (5)
  Charges
   related to
   warehouse
   closures                        (668)  (6)      (482) (6)      (668)  (6)
  Charges
   related to
   severance        (773) (7)      (448)  (7)      (773) (7)      (448)  (7)
  Charges
   related to
   fashion
   bedding
   discontinu-
   ance                            (289) (10)                     (289) (10)
  Charges
   related to
   video
   monitor re-
   labeling                                        (211) (3)
               ---------      ---------       ---------      ---------
Non-GAAP
 selling,
 general and
 administrative
 expense          14,769         13,571          61,249         53,039
               =========      =========       =========      =========
  As % of Net
   Sales           26.67%         26.57%          25.72%         27.27%

                3 months       3 months       12 months      12 months
                  ended          ended           ended          ended
                December       December        December       December
                31, 2011       31, 2010        31, 2011       31, 2010
               ---------      ---------       ---------      ---------

GAAP income
 before
 interest            353            862           7,821         10,376
  Depreciation
   and
   amortization    1,731          1,487           6,377          5,384
  Non-cash
   stock
   compensation
   expense           350            559           1,187          1,057
  Charges
   related to
   customs
   issue                                            500  (1)
  Charges
   related to
   intellectulal
   property
   dispute                                          349  (2)
  Charges
   related to
   video
   monitor re-
   labeling                         297   (3)       211  (3)       297   (3)
  BornFree
   deal fees
   and
   transition
   costs                                          1,415  (4)
  Charges
   related to
   Hurricane
   Irene                                            285  (5)
  Charges
   related to
   warehouse
   closures                         668   (6)       482  (6)       668   (6)
  Charges
   related to
   severance         773  (7)       448   (7)       773  (7)       448   (7)
  Lawsuit
   settlement      1,501  (8)                     1,501  (8)
  Charges
   related to
   sleep
   positioners                      712   (9)                      712   (9)
  Charges
   related to
   fashion
   bedding
   discontinu-
   ance                           1,154  (10)                    1,154  (10)
  Gain related
   to
   settlement
   of long
   term
   liability                     (1,770) (11)                   (1,770) (11)

               ---------      ---------       ---------      ---------
Non-GAAP
 Adjusted
 EBITDA            4,708          4,417          20,901         18,326
               ---------      ---------       ---------      ---------

                3 months       3 months       12 months       12 months
                  ended          ended           ended          ended
                December       December        December       December
                31, 2011       31, 2010        31, 2011       31, 2010
               ---------      ---------       ---------      ---------

GAAP Income
 (loss) before
 income taxes       (341)           263           5,031          8,642
  Charges
   related to
   customs
   issue                              -             500  (1)         -
  Charges
   related to
   intellectual
   property
   dispute                            -             349  (2)         -
  Charges
   related to
   video
   monitor re-
   labeling                         297   (3)       211  (3)       297   (3)
  BornFree
   deal fees
   and
   transition
   costs                              -           1,415  (4)         -
  Charges
   related to
   Hurricane
   Irene                                            285  (5)
  Charges
   related to
   warehouse
   closures                         668   (6)       482  (6)       668   (6)
  Charges
   related to
   severance         773  (7)       448   (7)       773  (7)       448   (7)
  Lawsuit
   settlement      1,501  (8)                     1,501  (8)
  Charges
   related to
   sleep
   positioners                      712   (9)                      712   (9)
  Charges
   related to
   fashion
   bedding
   discontinu-
   ance                           1,154  (10)                    1,154  (10)
  Gain related
   to
   settlement
   of long
   term
   liability                     (1,770) (11)                   (1,770) (11)

               ---------      ---------       ---------      ---------
Non-GAAP net
 income before
 income taxes      1,933          1,772          10,547         10,151
  Tax expense        473             68           2,579          2,414
               ---------      ---------       ---------      ---------
Non-GAAP net
 income            1,460          1,704           7,968          7,737
               =========      =========       =========      =========
Non-GAAP net
 income per
 diluted share $    0.08      $    0.10       $    0.45      $    0.47
               =========      =========       =========      =========

(1) This adjustment relates to estimated additional duties owed to US Customs as a result of an internal review by the Company.

(2) This adjustment relates to legal costs and inventory writedowns related to a lawsuit brought by a competitor which claimed the Company infringed upon certain intellectual property.

(3) This adjustment relates to costs associated with the video monitor re-labeling project that was undertaken in order to better educate consumers as to the safety issues associated with electric cords in the nursery.

(4) This adjustment relates to deal fees related to the Company's acquisition of BornFree on March 24, 2011, and transition costs associated with the integration, including severance, lease terminations, and other costs.

(5) This adjustment relates to costs incurred due to the impact of Hurricane Irene, which interrupted Company operations during the last week of August.

(6) This adjustment relates to costs associated with the closure of multiple distribution centers in order to centralize distribution through one primary warehouse in California.

(7) This adjustment relates to severance costs associated with the departure of two executives of the Company during the fourth quarter of 2010, and costs associated with the departure of three executives in the fourth quarter of 2011.

(8) This adjustment relates to a lawsuit settlement which occurred in the fourth quarter of 2011.

(9) This adjustment relates to customer returns and inventory reserves related to sleep positioners, a product line that was discontinued by many US retailers.

(10) This adjustment relates to inventory reserves and other costs associated with the Company's decision to discontinue its line of fashion bedding. The Company shut down its South Carolina office which focused on this product line and recorded higher inventory reserves in order to sell off existing inventory.

(11) This adjustment relates to a gain associated with the final settlement of the long-term liability the Company had established as part of the Butterfly acquisition in July 2009.

Contact:

Joe Driscoll
Chief Financial Officer
Summer Infant, Inc.
(401) 671-6922

or

Jason Macari
CEO
Summer Infant, Inc.
(401) 671-6563

or

Brendon Frey
ICR
(203) 682-8200
brendon.frey@icrinc.com